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                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 333-16617, of our reports dated July 11, 1997, relating to Nuveen Flagship Arizona Municipal Bond Fund, Nuveen Flagship Colorado Municipal Bond Fund, Nuveen Flagship Florida Municipal Bond Fund, Nuveen Maryland Municipal Bond Fund, Nuveen Flagship New Mexico Municipal Bond Fund, Nuveen Flagship Pennsylvania Municipal Bond Fund and Nuveen Flagship Virginia Municipal Bond Fund, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Dayton, Ohio
September 21, 1998